American Funds Developing World Growth and Income Fund

May 31, 2014

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$0
Class B	$0
Class C	$0
Class F1	$0
Class F2	$0
Total	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F1	$0
Class R-1	$0
Class R-2	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0
Class R-6	$0
Total	$0

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0000
Class B	$0.0000
Class C	$0.0000
Class F1	$0.0000
Class F2	$0.0000
Class 529-A	$0.0000
Class 529-B	$0.0000
Class 529-C	$0.0000
Class 529-E	$0.0000
Class 529-F1	$0.0000
Class R-1	$0.0000
Class R-2	$0.0000
Class R-3	$0.0000
Class R-4	$0.0000
Class R-5	$0.0000
Class R-6	$0.0000

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	47,464
Class B	42
Class C	3,697
Class F1	4,445
Class F2	9,357
Total	65,005
Class 529-A	516
Class 529-B	3
Class 529-C	84
Class 529-E	20
Class 529-F1	6
Class R-1	45
Class R-2	39
Class R-3	47
Class R-4	39
Class R-5	29
Class R-6	10
Total	838

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$11.19
Class B	$11.18
Class C	$11.17
Class F1	$11.19
Class F2	$11.20
Class 529-A	$11.19
Class 529-B	$11.18
Class 529-C	$11.17
Class 529-E	$11.19
Class 529-F1	$11.20
Class R-1	$11.18
Class R-2	$11.18
Class R-3	$11.19
Class R-4	$11.19
Class R-5	$11.20
Class R-6	$11.20